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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
FGX International Holdings Limited:

        We consent to the incorporation by reference in the registration statement (No. 333-148083) on Form S-8 of FGX International Holdings Limited of our reports dated March 13, 2008, with respect to the consolidated balance sheets of FGX International Holdings Limited and subsidiaries as of December 29, 2007 and December 30, 2006, and the related consolidated statements of operations, shareholders' equity (deficit) and comprehensive income (loss), and cash flows for the fiscal years ended December 29, 2007, December 30, 2006 and December 31, 2005 and the related consolidated financial statement schedule, which reports appear in the December 29, 2007, annual report on Form 10-K of FGX International Holdings Limited. Our report refers to a change in the accounting for uncertain tax positions in 2007 and to a change in the accounting for share-based payments in 2006.

Providence, Rhode Island March 13, 2008	/s/ KPMG LLP

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM